Exhibit 99.1:  Actual Sale Price of Shares Sold Monday, December 6, 2004 (Table I, Line 1)

100 shares at $31.66

300 shares at $31.68

500 shares at $31.69

300 shares at $31.70

1,100 shares at $31.71

100 shares at $31.73

1,400 shares at $31.74

5,000 shares at $31.75

2,600 shares at $31.76

2,300 shares at $31.77

1,300 shares at $31.78

3,200 shares at $31.79

11,300 shares at $31.80

2,200 shares at $31.81

8,200 shares at $31.82

2,700 shares at $31.83

15,700 shares at $31.84

24,700 shares at $31.85

1,400 shares at $31.86

3,700 shares at $31.87

2,300 shares at $31.88

300 shares at $31.89

5,000 shares at $31.90

2,900 shares at $31.91

600 shares at $31.92

1,100 shares at $31.93

300 shares at $31.94

18,100 shares at $31.95

1,000 shares at $31.96

5,100 shares at $31.98

15,800 shares at $31.99

300 shares at $32.00

200 shares at $32.03

1,300 shares at $32.04

1,300 shares at $32.07

400 shares at $32.08

500 shares at $32.09

1,700 shares at $32.10

300 shares at $32.11

1,000 shares at $32.16

600 shares at $32.18

1,700 shares at $32.19

100 shares at $32.20